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                                    EXHIBIT 2

                                     BY-LAWS

                                       OF

                       THE CRABBE HUSON MUTUAL FUNDS GROUP


                                    ARTICLE 1

                            AGREEMENT AND DECLARATION
                          OF TRUST AND PRINCIPAL OFFICE


     1.1 AGREEMENT AND DECLARATION OF TRUST. These By-Laws shall be subject to the Declaration of Trust as from time to time in effect (the "Declaration of Trust"), of THE CRABBE HUSON MUTUAL FUNDS GROUP, the Delaware business trust established by the Declaration of Trust (the "Trust").

     1.2 PRINCIPAL OFFICE OF THE TRUST. The principal office of the Trust shall be located at 121 S.W. Morrison, Suite 1400, Portland, Oregon 97204.

                                    ARTICLE 2

                              MEETINGS OF TRUSTEES

     2.1 REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

     2.2 SPECIAL MEETINGS. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Board, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

     2.3 NOTICE. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting , is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the


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lack of notice to him.  Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     2.4 QUORUM. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     2.5 PARTICIPATION BY TELEPHONE. One or more of the Trustees or of any committee of the Trustees may participate in a meeting thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                    ARTICLE 3

                                    OFFICERS

     3.1 ENUMERATION; QUALIFICATION. The officers of the Trust shall be a Chairman of the Board, a President, a Treasurer, a Secretary and such other officers, including Vice Presidents, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. The Chairman of the Board shall be a Trustee and may, but need not be, a shareholder; and any other officer may, but need not be, a Trustee or shareholder. Any two or more offices may be held by the same person except that the same person may not be both President and Treasurer.

     3.2 ELECTION. The Chairman of the Board, the President, the Treasurer and the Secretary shall be elected annually by the Trustees at a meeting held within the first four months of the Trust's fiscal year. The meeting at which the officers are elected shall be known as the annual meeting of Trustees. Other officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time. Vacancies in any office may be filled at any time.

     3.3 TENURE. The Chairman of the Board, the President, the Treasurer and the Secretary shall hold office until the next annual meeting of the Trustees and until their respective successors are chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

     3.4 POWERS. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and


BY-LAWS - PAGE 2

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powers as are commonly incident to the office occupied by him as if the Trust were organized as a Delaware business corporation and such other duties and powers as the Trustees may from time to time designate.

     3.5 CHAIRMAN; PRESIDENT. Unless the Trustees otherwise provide, the Chairman of the Board, or, if there is no Chairman, or in the absence of the Chairman, the President, shall preside at all meetings of the shareholders and of the Trustees. Unless the Trustees otherwise provide, the President shall be the Chief Executive Officer.

     3.6 VICE PRESIDENT. The Vice President, or if there be more than one Vice President, the Vice Presidents in the order determined by the Trustees (or if there be no such determination, then in the order of their election) shall in the absence of the President or in the event of his inability or refusal to act, perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Trustees or the President may from time to time prescribe.

     3.7 TREASURER. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall perform such other duties and have such other powers as may be designated from time to time by the Board of Trustees or the President may from time to time prescribe.

     3.8 ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Trustees (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Trustees or the President may from time to time prescribe.

     3.9 SECRETARY. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept for such purposes, which books or a copy thereof shall be kept at the principal office of the Trust or at such other place as designated by the Trustees. In the absence of the Secretary from any meeting of the shareholders or Trustees, an Assistant Secretary, or if there be none or if he is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.


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     3.10 ASSISTANT SECRETARY.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Trustees (or if there be no determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Trustees or President may from time to time prescribe.

     3.11 RESIGNATIONS, RETIREMENT AND REMOVALS. Any Trustee or officer may resign at any time by written instrument signed by him and delivered to the Chairman of the Board, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. To the extent that any officer or Trustee of the Trust receives compensation from the Trust and except as may otherwise be expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.

                                    ARTICLE 4

                                   COMMITTEES

     4.1 GENERAL. The Trustees, by vote of a majority of the Trustees then in office, may elect from their number an Audit Committee, Contracts Committee, Executive Committee or Nominating Committee or other committees, and may delegate thereto some or all of their powers except those which by law, by the Declaration of Trust, or by these By-Laws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Trustees themselves. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its action to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

                                    ARTICLE 5

                                     REPORTS

     5.1 GENERAL. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust


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or any applicable law.  Officers and committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                    ARTICLE 6

                                   FISCAL YEAR

     6.1 GENERAL. The fiscal year of the Trust shall be fixed by resolution of the Trustees.

                                    ARTICLE 7

                                      SEAL

     7.1  GENERAL.  There shall be no company seal.

                                    ARTICLE 8

                               EXECUTION OF PAPERS

     8.1 GENERAL. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, or by the Treasurer and need not bear the seal of the Trust.

                                    ARTICLE 9

                         ISSUANCE OF SHARE CERTIFICATES

     9.1 SHARE CERTIFICATES. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

     The Trustees may at any time authorize the issuance of share certificates either in limited cases or to all shareholders. In that event, a shareholder may receive a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such

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certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

     9.2 LOSS OF CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

     9.3 ISSUANCE OF NEW CERTIFICATE TO PLEDGEE. A pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder, and entitled to vote thereon.

     9.4 DISCONTINUANCE OF ISSUANCE OF CERTIFICATE. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                                   ARTICLE 10

                       DEALINGS WITH TRUSTEES AND OFFICERS

     10.1 GENERAL. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he were not a Trustee, officer or agent; and the Trustees may accept subscriptions to shares or repurchase shares from any firm or company in which any Trustee, officer or other agent of the Trust may have an interest.

                                   ARTICLE 11

                              FUNDAMENTAL POLICIES

     11.1 FUNDAMENTAL POLICIES. Attached hereto as Exhibit A is a list of the individual investment restrictions of each respective Series of the Trust which shall be "fundamental policies" of that Series. Each Sub-Trust's "fundamental policies" may not be changed without approval by a "majority vote of the outstanding voting securities" of such Series as that term is defined in the Investment Company Act of 1940.


BY-LAWS - PAGE 7

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                                   ARTICLE 12

                            AMENDMENTS TO THE BY-LAWS

     12.1 GENERAL. These By-Laws, other than a change to the investment restrictions of a series, may be amended or repealed, in whole or in part, by majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

     The foregoing By-Laws were adopted by the Board of Trustees on October _____, 1995.






                                        ----------------------------------------
                                                            , Secretary
                                        --------------------


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                                    EXHIBIT A

                             -----------------------
                             INVESTMENT RESTRICTIONS
                             -----------------------

     The investment restrictions described below have been adopted by the Short Special Fund (the "Fund") as fundamental investment policies. These fundamental investment policies may not be changed without the approval of the holders of the lesser of a majority of the Fund's outstanding shares or 67% of the shares represented at a meeting of shareholders at which the holders of more than 50% of the shares are represented.

     If a percentage restriction is adhered to at the time of investment, a later increase or decrease in percentage beyond the specified limit resulting from a change in values of assets will not be considered a violation of the investment restrictions relating to purchases of portfolio securities.

     The Fund may not:

          1. The Fund invests more than 20% of its total assets in fixed income securities, including convertible stock, that are rated less than Moody's Baa or S&P BBB, or in commercial paper that is rated less than B-1 by Moody's or A- by S&P; not more than 5% of the Fund's total assets may be invested in fixed income securities that are unrated. Securities rated below the fourth highest grade and unrated fixed income securities have speculative characteristics and additional risks.

          2. Invest an amount that exceeds 5% of the value of the Fund's total assets in the securities of any one issuer. This restriction does not apply to holdings of U.S. Government securities.

          3. Invest more than 25% of its total assets in any one industry. This restriction does not apply to holdings of U.S. Government securities.

          4.   Issue any senior securities, as defined in the 1940 Act.

          5. Purchase the securities of any issuer for the purpose of exercising control of management, and a Fund may not acquire or own more than 10% of any class of the securities of any issuer.

          6.   Sell securities short, except as permitted in the Prospectus.


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          7.   Invest in any security that would subject the Fund to unlimited liability, although the Fund may sell securities short and may invest in interest rate and stock market futures.

          8. Underwrite the securities of other issuers or invest more than 10% of net assets in illiquid securities, such as repurchase agreements with a maturity in excess of seven days. Notwithstanding the above, the Fund may not invest in restricted securities (including, but not limited to, nonpublicly traded debt securities).

          9. Invest in securities of other investment companies, except as set forth in the Statement of Additional Information under "SECURITIES OF OTHER INVESTMENT COMPANIES."

          10.  Purchase securities on margin.

          11.  Write uncovered put or uncovered call options.

          12. Purchase portfolio securities from or sell securities directly to any of the Fund's, or the Adviser's, officers, directors, or employees as a principal for their own account.

          13. Purchase or sell commodities or commodity contracts (stock index and interest rate futures will not be considered commodity contracts).

          14. Purchase or sell real estate or real estate mortgages, provided that the Fund may invest in marketable securities, such as obligations of the Government National Mortgage Association, that are secured by real estate or interests therein or are issued by companies which invest in real estate or interests therein, such as publicly traded real estate investment trusts.

          15. Purchase or sell interests in oil, gas, or other mineral exploration or development programs.

          16. Lend portfolio securities, except as described in the Statement of Additional Information under "LOANS OF PORTFOLIO SECURITIES."


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          17.  Make loans to other persons, provided that, for purposes of this restriction, the acquisition of bonds, debentures, or other corporate debt securities and investment in government obligations, short-term commercial paper, certificates of deposit, bankers' acceptances, and repurchase agreements will not be deemed to be the making of a loan.

          18. Borrow money, except as set forth in the Fund's Prospectus. In no case will borrowing exceed one-third of the value of a Fund's total assets immediately after any such borrowing. If, for any reason, the current value of the Fund's total assets falls below an amount equal to three times the amount of its indebtedness for money borrowed, the Fund will, within three days (not including Saturdays, Sundays and holidays), reduce its indebtedness to the extent necessary to satisfy the one-third test.

          19. Invest more than 10% of the Fund's total assets in put or call options.

          20. Invest more than 35% of the Fund's total assets in foreign securities.

          21. Invest more than 10% of the Fund's total assets in stock index futures.

          22. Invest more than 10% of the Fund's total assets in interest rate futures contracts.